EXHIBIT 99.1

[MID OCEAN LIMITED                                 [EXEL LIMITED
LETTERHEAD AND LOGO]                               LETTERHEAD AND LOGO]

NEWS RELEASE

IMMEDIATE

Contact:        EXEL Limited                       Mid Ocean Limited
                Gavin R. Arton                     John M. Wadson
                (441) 292-8515                     (441) 292-1358

          EXEL LIMITED AND MID OCEAN LIMITED ANNOUNCE MERGER AGREEMENT

  -EACH MID OCEAN SHARE WILL BE EXCHANGED FOR 1.0215 NEWLY ISSUED EXEL SHARES-

                --EXEL AUTHORIZES $500 MILLION SHARE REPURCHASE--

HAMILTON, BERMUDA, MARCH 16, 1998 -- EXEL Limited (NYSE:XL) ("EXEL") and Mid Ocean Limited (NYSE:MOC) ("Mid Ocean") announced today that the two companies have signed a definitive agreement to merge, creating an organization with assets in excess of $9.1 billion, shareholders' equity of approximately $4.8 billion and an estimated market capitalization of more than $8.0 billion. EXEL will be the holding company for the new organization. EXEL and Mid Ocean plan to combine their reinsurance operations which will operate as X.L. Mid Ocean Reinsurance Company, Ltd. and be headquartered in Bermuda. The combined organization, based on market capitalization, will rank as one of the 20 largest U.S. listed property-casualty insurance companies in the world.

The all stock transaction would result in EXEL issuing 1.0215 new shares of its ordinary shares for each share of Mid Ocean Limited that it does not already own. EXEL currently owns 9.7 million, or 26.82 percent, of the outstanding shares of Mid Ocean. The transaction is subject to the approval of shareholders of both companies, as well as certain regulatory approvals. The Boards of Directors of EXEL and Mid Ocean have by vote of affiliated directors unanimously agreed to the merger which is expected to be completed by mid summer 1998. The merger will be accounted for as a purchase transaction under U.S. generally accepted accounting principles ("GAAP").


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In addition, in connection with this transaction, EXEL announced that it intends to repurchase up to $500 million of its shares either prior to or after completion of the transaction.

"We are very excited about the business prospects of the combined company," commented Michael P. Esposito, Jr., Chairman of EXEL. "We look forward to working with Bob Newhouse, Mid Ocean's Chairman, and Michael Butt, their President and Chief Executive Officer, both of whom will join the EXEL Board upon completion of the transaction and are delighted that they have both agreed to act as consultants in developing our global business. In addition, we will be appointing three additional directors from the Mid Ocean Board."

"All of us at Mid Ocean are very pleased to be joining forces with our largest shareholder who was also one of our major founders," stated Robert J. Newhouse, Jr., Chairman of the Board of Mid Ocean Limited. "We believe that joining Mid Ocean with EXEL accelerates the fulfillment of our strategic vision by bringing immediate access to additional professional and financial resources."

The combination of EXEL and Mid Ocean creates one of the pre-eminent insurance and reinsurance organizations in the world for excess property and casualty business," commented Brian M. O'Hara, President and Chief Executive Officer of EXEL Limited.

"Our reinsurance businesses are complementary, added Mr. O'Hara. "Mid Ocean's reputation as a market leader and brand name, coupled with their significant presence at Lloyd's, through their ownership of The Brockbank Group plc, provides the platform for substantial growth internationally. Reflecting the fact that both organizations are already lean we anticipate only a nominal cost savings. I am pleased to note that the combination of our two companies should be accretive to EXEL's earnings on both a GAAP and cash basis, excluding any one time charges associated with the transaction.

"We were a founding shareholder of Mid Ocean more than five years ago and have participated in its growth into a major reinsurance company. As the largest shareholder of Mid Ocean, it is the natural culmination of our investment, and more than doubles EXEL's presence in the reinsurance market," Mr. O'Hara added.

Michael A. Butt, President and Chief Executive Officer of Mid Ocean, noted, "Today's global markets demand and appreciate scale, financial strength, geographic and product diversification and a competitive cost structure. This merger will create a powerful platform and will enhance existing competitive advantages and should lead to greater shareholder value than either company could achieve independently."

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"I am very proud of what Mid Ocean has accomplished in its five years and grateful to all who have enabled us to achieve this. I am delighted that it will now become an integral part of such a strong and dynamic group," added Mr. Butt.

Michael P. Esposito, Jr. and Brian M. O'Hara will remain in their positions as Chairman of the Board and President and Chief Executive Officer, respectively, of EXEL Limited.

Henry C. V. Keeling, currently President, Chief Operating and Underwriting Officer of Mid Ocean Reinsurance Company, Ltd., will become an Executive Vice President of EXEL, and President and Chief Executive Officer of X.L. Mid Ocean Reinsurance Company, Ltd. Mr. O'Hara will serve as that company's Chairman.

Mark E. Brockbank, Director and Chief Executive Officer of The Brockbank Group plc, a subsidiary operating company of Mid Ocean, will continue in that capacity and be appointed an Executive Vice President of EXEL.

Robert J. Cooney, Executive Vice President of EXEL and President and Chief Operating Officer of EXEL's principal insurance subsidiary, X.L. Insurance Company, Ltd. ("X.L. Insurance"), has been appointed President and Chief Executive Officer of X.L. Insurance.

K. Bruce Connell will continue as an Executive Vice President of EXEL Limited, assumes responsibility for North American development and becomes Chief Executive Officer of EXEL's Financial Products Division.

Robert R. Lusardi, Executive Vice President of EXEL, will be the Chief Financial Officer of the combined companies.

In fiscal 1997, Mid Ocean had revenues of $619.4 million and, as of January 31, 1998, had total assets of $2.45 billion and shareholders' equity of $l.41 billion. EXEL had revenues in fiscal 1997 of $1.2 billion and, as of February 28, l998, had total assets of $6.4 billion and shareholders' equity of $2.7 billion.

EXEL Limited, through X.L. Insurance Company, Ltd., X.L. Europe Insurance and X.L. Global Reinsurance Company, Ltd., is a leading provider of general liability, directors and officers liability, employment practices liability, political risk, X.L. Risk Solutions, excess property insurance and reinsurance coverages and financial products to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

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Mid Ocean Limited, through its wholly owned subsidiaries, Mid Ocean Reinsurance
Company Ltd. and The Brockbank Group plc, provide a broad range of reinsurance and insurance products on a global basis.

This presentation contains forward looking statements of management beliefs, estimates, projections, and assumptions for the financial condition, results of operations, business and prospects of EXEL for Mid Ocean and the combined EXEL/Mid Ocean on a pro forma basis, including statements relating to: (a) future assets, shareholders' equity, market capitalization and market position;
(b) the cost of savings and accretion to reported and cash earnings that should be realized from the merger; and (c) the restructuring charges expected to be incurred in connection with the merger. These forward looking statements involve certain risks and uncertainties, including those detailed from time to time in EXEL's and Mid Ocean's reports and filings. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others: (1) expected cost savings from the merger cannot be fully realized or realized within the expected time frame; (2) revenues following the merger are lower than expected; (3) competitive pressure among insurers or reinsurers increases significantly; (4) costs or difficulties related to the integration of the businesses of EXEL and Mid Ocean are greater than expected, (5) general economic conditions are less favorable than expected;
(6) legislation, tax or regulatory changes adversely affect the businesses in which the combined company would be engaged; or (7) natural disasters or other catastrophic events are more prevalent or significant than expected.

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